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                                                        EXHIBIT 5.1


                    [MULDOON, MURPHY & FAUCETTE LETTERHEAD]



                                __________, 1998



Richmond County Financial Corp.
1214 Castleton Avenue
Staten Island, New York 10310

     Re:  Richmond County Financial Corp.
          Registration Statement on Form S-4


Ladies and Gentlemen:

     We have acted as special counsel for Richmond County Financial Corp., a Delaware corporation ("Richmond County") and, at the request of Richmond County, have examined the registration statement on Form S-4 (the "Registration Statement"), filed by Richmond County with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on October __, 1998, and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

     The Registration Statement relates to, among other things, the registration under the Act of ___________ shares, subject to adjustment, of common stock, $0.01 par value per share, of Richmond County (the "Merger Shares"), into which certain shares of common stock, $5.00 par
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Richmond County Financial Corp.
_______________, 1998
Page 2

value per share of Ironbound Bankcorp, NJ, a New Jersey corporation ("Ironbound"), will be converted pursuant to an Agreement and Plan of Merger dated as of July 17, 1998 (the "Merger Agreement") by and between Ironbound and Richmond County and certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the Merger Agreement (the "Related Instruments"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

     It is our understanding that upon consummation of the Merger, among other things, (i) Ironbound will merge with and into Richmond County, with Richmond County as the surviving corporation, succeeding to all of the assets and liabilities of Ironbound (the "Merger"); (ii) subject to certain exceptions, each outstanding share of common stock, $5.00 par value per share, of Ironbound (the "Ironbound Common Stock"), will be converted and exchangeable for 1.45 Merger Shares (the "Exchange Ratio") plus cash in lieu of fractional shares; and
(iii) if the Richmond County Market Value is less than $15.945 but equal to or greater than $14.00, the Exchange Ratio will be increased so that the value of the consideration at the Valuation Date to be paid for each share of Ironbound Common Stock to be converted to Richmond County Common Stock (and cash in lieu of fractional shares) is $23.12.
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Richmond County Financial Corp.
_______________, 1998
Page 3


     In addition, each option granted by Ironbound to purchase Ironbound Common Stock which is outstanding and unexercised immediately prior to consummation of the Merger shall be converted automatically into the right to receive such number of Merger Shares (rounded to the nearest whole shares) as is equal in value (the Richmond County Common Stock value shall be determined as of July 17, 1998) to the amount equal to the product of the Exchange Ratio and the number of shares of Ironbound Common Stock issuable upon exercise of the Ironbound Options immediately prior to the Ironbound Effective Time multiplied by the spread between the market price (as of July 17, 1998) and the exercise price for each Ironbound Option, provided that Ironbound optionholders will receive cash in lieu of any fractional shares that result from such multiplication.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Certificate of Incorporation of Richmond County, as filed with the State of Delaware; (ii) the By-laws of Richmond County; (iii) certain minutes of Richmond County made available to us by officers of Richmond County; (iv) certain certificates from officers of Richmond County as to certain factual matters material to the opinion expressed below; (v) the Certificate of Incorporation of Ironbound as filed with the Secretary of State of the State of New Jersey; (vi) the By-laws of Ironbound;
(vii) certain minutes of Ironbound made available to us by officers of Ironbound; (viii) certain certificates from officers of Ironbound as to certain factual matters material to the opinion expressed below; (ix) the representations of Richmond County and Ironbound
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Richmond County Financial Corp.
_______________, 1998
Page 4


contained in the Merger Agreement and the Registration Statement; and (x) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

     In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Richmond County and Ironbound.

     In addition, in rendering this opinion we have assumed, without investigation, (i) that the Merger Shares will be offered and shares of Ironbound Common Stock will be exchanged in the manner and on the terms identified or referred to in the Registration Statement; (ii) that all conditions to the Merger have been, or will be, met; (iii) that the Merger will be consummated in accordance with the terms of the Registration Statement, the Merger Agreement and the Related Instruments; (iv) the Registration Statement becomes and remains effective under the Act and fully complies with
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Richmond County Financial Corp.
_______________, 1998
Page 5


all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods; (v) the Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods; (vi) compliance with all federal and state securities laws throughout all relevant periods; (vii) the Merger has become effective under applicable state law; and (viii) the Merger Shares are issued and delivered in the manner referred to in the Merger Agreement and the Registration Statement, upon consummation of the Merger. We have also relied, without independent investigation, upon the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement.

     Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change. This opinion is given solely for the benefit of Richmond County and Ironbound and may not be relied
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Richmond County Financial Corp.
_______________, 1998
Page 6

upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

     Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement, the issuance of the Merger Shares in accordance with the terms of the Merger Agreement will have been duly authorized and, when the Merger Shares are issued in accordance with the terms of the Merger Agreement and the Registration Statement, the Merger Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,



                                    MULDOON, MURPHY & FAUCETTE